                                                                   EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the incorporation by reference in the Prospectus included in this Registration Statement on Form S-4 No. 333-73786 of Hewlett-Packard Company of our report dated February 20, 2001 relating to the financial statements and financial statement schedules, which appears in Indigo NV's Annual Report on Form 20-F for the year ended December 31, 2000. We also consent to the references to us under the heading "Experts" in such Prospectus included in such Registration Statement.




Certified Public Accountants
(a member of PricewaterhouseCoopers International Limited)


/s/  Kesselman & Kesselman



Tel-Aviv, Israel

February 13, 2002